                     Simpson Manufacturing Co., Inc. and Subsidiaries
                         Computation of Earnings Per Common Share
                                        (Unaudited)

                                        Exhibit 11
                                   --------------------

                                Primary Earnings per Share

                                                            Three Months Ended
                                                                 March 31,
                                                           1996             1995
                                                       ------------     ------------
Weighted average number of common
 shares outstanding                                      11,390,002       11,275,196

Shares issuable pursuant to employee stock
 option plans, less shares assumed
 repurchased at the average fair value
 during the period                                          228,992          113,933

Shares issuable pursuant to the independent
 director stock option plan, less shares assumed
 repurchased at the average fair value
 during the period                                            2,435              130
                                                       ------------     ------------
Number of shares for computation of primary
 net income per share                                    11,621,429       11,389,259
                                                       ============     ============


Net income                                             $  3,262,504     $  2,409,417
                                                       ============     ============

Primary net income per share                           $       0.28     $       0.21
                                                       ============     ============

                     Simpson Manufacturing Co., Inc. and Subsidiaries
                         Computation of Earnings Per Common Share
                                        (Unaudited)

                                        Exhibit 11
                                   --------------------

                             Fully Diluted Earnings per Share


                                                            Three Months Ended
                                                                 March 31,
                                                           1996             1995
                                                       ------------     ------------
Weighted average number of common
 shares outstanding                                      11,390,002       11,275,196

Shares issuable pursuant to employee stock
 option plans, less shares assumed
 repurchased at the end of period fair value                276,020          110,716

Shares issuable pursuant to the independent
 director stock option plan, less shares assumed
 repurchased at the end of period fair value                  2,921                -
                                                       ------------     ------------

Number of shares for computation of fully diluted
 net income per share                                    11,668,943       11,385,912
                                                       ============     ============


Net income                                             $  3,262,504     $  2,409,417
                                                       ============     ============

Fully diluted net income per share                     $       0.28     $       0.21
                                                       ============     ============